February 20, 1997





Dear Fellow Shareholder:

Recently we sent you proxy material for the Special Meeting of Enova Corpora-tion to be held on March 11, 1997. Your Board of Directors has unanimously recommended that shareholders vote in favor of the proposed merger with Pacific Enterprises.

Approval of the merger requires the affirmative vote of a majority of all outstanding shares. Remember, if you do not vote, it will have the same effect as a vote against the merger. Consequently your vote is important no matter how many shares you may own. Whether or not you have already done so, please sign, date and return the enclosed proxy card today in the envelope provided.

Sincerely yours,

/s/ Thomas A. Page
---------------------
Thomas A. Page
Chairman of the Board

/s/ Stephen L. Baum
---------------------
Stephen L. Baum
President and
Chief Executive Officer








If you have any questions or need assistance voting your shares, please contact Georgeson & Company Inc., which is assisting us, toll-free at:
1-800-223-2064



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                             SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant   [X]
Filed by the Party other than the Registrant  [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement  [  ] Confidential. For use of the Commission
[  ]  Definitive Proxy Statement        Only (as permitted by Rule 14a-6(E)(2))
[X]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ENOVA CORPORATION
                    (Name of Registrant as Specified in Its Charter)

                                 ENOVA CORPORATION
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[  ]   Fee paid previously with preliminary materials:

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[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)  Amount Previously Paid:

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    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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